UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2009

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 3, 2009, Atrinsic, Inc. (the “Company”) was informed by a significant customer that they intended to cease using the Company’s services.  This customer represented approximately 47% and 41% of Transactional Revenue, and 31% and 30% of Total Net Revenues for the three and nine month periods ended September 30, 2009, respectively.  Direct and specifically identified Operating expenses associated with servicing this customer totaled 39% and 38% of Cost of Media – third party, and 19% and 21 % of Total Operating expenses for the three and nine month periods ended September 30, 2009, respectively.  The Company’s arrangement with this customer will terminate effective December 8, 2009.  Management is currently evaluating its fixed and variable operating expenses relative to the Company’s current and estimated Revenues.  Modifications to the Company’s prospective Operating expenses may be required.

Amounts due from this customer are immaterial to the Company’s Net Accounts Receivable at September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: December 8, 2009	By:	/s/ Andrew Zaref
Andrew Zaref
Chief Financial Officer